                                                                 EXHIBIT 99(A)4

                         NOTICE OF GUARANTEED DELIVERY
                     FOR TENDERING SHARES OF COMMON STOCK
                                      OF

                             NETSPEAK CORPORATION


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY
        TIME, ON TUESDAY, APRIL 21, 1998, UNLESS THE OFFER IS EXTENDED.


                                                                 March 25, 1998

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Common Stock, par value $.01 per share (the "Shares"), of NetSpeak Corporation, a Florida corporation, are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

              By Mail:                       By Facsimile Transmission:
   American Stock Transfer & Trust        (For Eligible Institutions Only)
               Company                             (718) 234-5001
     40 Wall Street, 46th Floor               Confirm by Telephone to:
         New York, NY 10005                        (212) 936-5100
                                                   (718) 921-8200
                         By Hand or Overnight Courier:
                    American Stock Transfer & Trust Company
                           Receipt & Delivery Window
                          40 Wall Street, 46th Floor
                              New York, NY 10005

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

  The undersigned hereby tenders to Motorola, Inc., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 25, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase (and any amendments or supplements thereto, collectively) constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

                                          Name(s) of Record Holder(s)
Number of Shares: ___________________


                                          -------------------------------------
Certificate Nos. (if available): ____

                                          -------------------------------------

-------------------------------------                (Please Print)


Check ONE box if Shares will be           Address(es): ________________________
tendered by book-entry transfer:


                                          -------------------------------------
[_] The Depository Trust Company


                                          -------------------------------------
[_] Philadelphia Depository Trust                      (Zip Code)
Company


                                          Area Code and Tel. No.: _____________
Account Number: _____________________


                                          Signature(s): _______________________
Dated: _________________________ 1998

                                          -------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof. A "trading day" is any day on which the Nasdaq National Market operated by the National Association of Securities Dealers, Inc. is open for business.

Name of Firm: _______________________     -------------------------------------

                                                 (Authorized Signature)

Address: ____________________________
                                          Name: _______________________________

-------------------------------------

                           (Zip Code)     Title: ______________________________


Area Code and Tel. No.: _____________     Date: _______________________________
                           (Zip Code)

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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